Exhibit 21.1

Subsidiary	Jurisdiction
Groupon Activities, LLC	Delaware (U.S.A.)
Groupon Distribution Services, LLC	Delaware (U.S.A.)
Groupon Merchant Services, LLC	Virginia (U.S.A.)
GI International Holdings, Inc.	Delaware (U.S.A.)
Groupon Canada Corp, Inc.	Delaware (U.S.A.)
Groupon Getaways, Inc.	Delaware (U.S.A.)
Groupon Goods, Inc.	Delaware (U.S.A.)
Groupon Trailblazer, Inc.	Delaware (U.S.A.)
GrouponLive, LLC	Delaware (U.S.A.)
LivingSocial, LLC	Delaware (U.S.A.)
Obtiva Corporation	Illinois (U.S.A.)
Groupon Management, LLC	Delaware (U.S.A.)
Groupon International, LLC	Delaware (U.S.A.)
GROUPON S.R.L.	Belgium
Groupon France SAS	France
Groupon Goods France	France
Groupon Europe GmbH	Germany
Groupon Goods Germany GmbH	Germany
Groupon GmbH	Germany
Groupon International Ltd.	Ireland
Groupon-CityDeal (Ireland) Ltd.	Ireland
Groupon Goods Italy S.r.l.	Italy
Groupon S.r.l.	Italy
GI Luxembourg S.a.r.l	Luxembourg
Groupon Goods Netherlands B.V.	Netherlands
Groupon Holdings B.V.	Netherlands
Groupon Netherlands B.V.	Netherlands
Groupon Sp.z o.o.	Poland
Groupon Shared Services Poland Sp. z.o.o.	Poland
Groupon Spain, S.L.	Spain
Groupon Goods Spain, S.L.	Spain
Groupon Goods Global GmbH	Switzerland
Groupon International GmbH	Switzerland
Groupon International Travel GmbH	Switzerland
Groupon FZE	United Arab Emirates
Groupon Goods UK Ltd.	United Kingdom
Groupon Shop Ltd.	United Kingdom
MyCity Deal Ltd.	United Kingdom
Cloud Savings Company Limited	United Kingdom
Invitation Digital Limited	United Kingdom
Groupon Australia Pty Ltd.	Australia
Groupon Shared Services Private Limited	India